UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 23, 2022 (November 17, 2022)

Riot Blockchain, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-33675	84-1553387
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3855 Ambrosia Street, Suite 301 Castle Rock, CO 80109
(Address of principal executive offices)

(303) 794-2000
(Registrant’s telephone number, including area code)

(Former name, former address, and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value per share	RIOT	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 – Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 21, 2022, Riot Blockchain, Inc. (“Riot” or, the “Company”) filed a copy of the amendment to the Articles of Incorporation of Riot Blockchain, Inc. (the “Amendment”) with the Secretary of State of the State of Nevada to increase the number of authorized shares of Riot’s common stock, no par value per share, (the “Common Stock”) from 170 million shares to 340 million shares, as approved by the Company’s stockholders at a special meeting of Riot’s stockholders held on November 17, 2022 (the “Special Meeting”). A copy of the Amendment is attached as Exhibit 3.1 to this current report on Form 8-K (this “Current Report”) and is incorporated herein by reference.

Item 5.07 – Submission of Matters to a Vote of Security Holders.

On November 17, 2022, the Company held the Special Meeting to ask the Company’s stockholders to approve the Amendment to increase the number of authorized shares of Common Stock to 340 million shares. As disclosed in the Definitive Proxy Statement filed with the U.S. Securities and Exchange Commission on October 3, 2022, the Board fixed September 29, 2022, as the record date for the Special Meeting (the “Record Date”) and, pursuant to our Bylaws, only those shares issued and outstanding as of the Record Date were eligible to participate in and vote at the Special Meeting. As of the close of business on the Record Date, there were 167,136,619 shares entitled to vote at the Special Meeting.

Riot’s Bylaws require the presence of a quorum of at least one-third (33.33%) of the shares eligible to vote at the Special Meeting for business to be conducted. There were 103,659,538 shares present at the Special Meeting, represented in person or by proxy, constituting approximately 62.02% of the shares eligible to vote at the Special Meeting. Accordingly, the required quorum of the shares of record entitled to vote at the Special Meeting was obtained and, therefore, the business of the Special Meeting was able to proceed.

At the Special Meeting, the following proposal was the sole matter presented to the Company’s stockholders for their consideration:

Proposal No. 1: Approval to Amend the Articles of Incorporation of Riot Blockchain, Inc. to increase the number of shares of common stock authorized for issuance.

According to the Company’s Articles of Incorporation and Nevada law, the approval of at least a majority of the voting power of the Company eligible to vote at the Special Meeting (i.e., a majority of the shares outstanding as of the Record Date for the Special Meeting) was needed to obtain stockholder approval of the Amendment. We obtained the required majority vote, and the final voting results on the proposal at the Special Meeting is set forth below:

For	Against	Abstaining

89,125,302	13,461,835	1,072,401

Accordingly, approval to amend the Articles of Incorporation of Riot Blockchain, Inc. to increase the number of shares of Common Stock authorized for issuance thereunder, pursuant to the attached Amendment, was approved by the Company’s stockholders at the Special Meeting.

Item 9.01– Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit Number	Description
3.1	Amendment to the Articles of Incorporation of Riot Blockchain, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

S I G N A T U R E

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIOT BLOCKCHAIN, INC.

By:	/s/ Colin Yee
Name: Colin Yee
Title: Chief Financial Officer

Date: November 23, 2022